Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of 8% Senior Notes due 2018

of

ALLBRITTON COMMUNICATIONS COMPANY

Pursuant to the Prospectus dated                     , 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010 UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates representing 8% Senior Notes due 2018 of Allbritton Communications Company issued on April 30, 2010 (the “Initial Notes”) are not immediately available, (ii) the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit such holder’s Initial Notes or other required documents to reach U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on                     , 2010 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered by regular mail or overnight courier, by hand or, for eligible institutions only, by facsimile transmission to the Exchange Agent. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Mail, Hand or Overnight Delivery: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Dept.	By Facsimile Transmission (for Eligible Institutions Only): (651) 495-8158 Attention: Specialized Finance Dept. To confirm by telephone or for information: (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Allbritton Communications Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2010 (the “Prospectus”), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.”

Name(s) and Address(es) of Registered Holder(s) Exactly as Name(s) Appear(s) on Initial Notes	Certificate Numbers	Aggregate Principal Amount Represented by Initial Notes	Principal Amount Tendered*

Total
*	Tenders of Initial Notes must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If Initial Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name of Registered Holder(s):

(Please Type or Print)

Signature(s) of Registered Holder(s) or Authorized Signatory:

Date:

Address(es):

Area Code and Telephone Number(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity that is a participant in the Securities Transfer Agents Medallion Program or the Stock Exchanges Medallion Program or that is an eligible guarantor institution, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Initial Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Initial Notes to the Exchange Agent’s account at The Depositary Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed letter(s) of transmittal with any required signature guarantees (or facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the letter(s) of transmittal (or facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers and the Initial Notes tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:

Name:
(Zip Code)	(Please Type or Print)

Area Code and Tel. No.:	Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS NOTICE. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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